Exhibit 10.1

FOURTH AMENDMENT OF EMPLOYMENT AGREEMENT

This Fourth Amendment of Employment Agreement ("Fourth Amendment") is made and effective as of this          20th         day of November 2024, by and between ROYAL BUSINESS BANK ("Bank"), RBB BANCORP (the “Company”) and MR. DAVID R. MORRIS ("Executive"). This Fourth Amendment is made with specific reference to the following facts:

RECITALS

Bank and Executive entered into that certain Employment Agreement dated April 12, 2017 ("Agreement”), pursuant to which Executive was retained, a First Amendment dated October 22, 2021 whereby the first paragraph of Section F.4(a) Change of Control was amended, a Second Amendment dated May 11, 2023 whereby Sections B.1 and F.4(a) were amended, and a Third Amendment dated March 25, 2024 whereby Section 4. F.4(a) was further amended. Bancorp, Bank and Executive desire to enter into this Fourth Amendment in order to amend the first paragraph, the first paragraph of Paragraph F.4(a), and Paragraph J.2.

NOW, THEREFORE, for and in consideration of the foregoing recitals and the Terms and Conditions contained in this Fourth Amendment, the parties agree as follows:

1.	The first paragraph of the Agreement is hereby amended to read in full as follows:

“THIS EMPLOYMENT AGREEMENT is effective as of November 20, 2024 between ROYAL BUSINESS BANK, a California state banking corporation (the “Bank”), RBB BANCORP, (the “Bancorp”), a California corporation, (collectively referred to as the “Company”) with their principal offices at 1055 Wilshire Boulevard, 12th floor, Suite 1200, Los Angeles, California 90017 (hereinafter “Bank”), and DAVID R. MORRIS (hereinafter “Executive”) whose principal office is at 1055 Wilshire Boulevard, 12th floor, Suite 1200, Los Angeles, California 90017. Executive may be carried on the records of the Bank as an employee and Executive’s compensation shall be paid by the Bank, subject to the Bank’s right of reimbursement from the Bancorp under other agreements to which the Executive is not a party.”

2.	The first paragraph of Paragraph F.4(a) is hereby amended to read in full as follows:

“4. Change of Control

(a)    Except for termination for Cause (pursuant to Section F.3 hereof), disability or death (pursuant to Section F.2 hereof), after the occurrence of a Change in Control (as defined below) and in no other event, if Executive’s employment with the Bank is materially adversely altered or Executive is not retained by the Bank or the surviving bank or company, Executive shall be entitled to receive severance payment in the amount equal to eighteen (18) months of Executive’s then current annual salary, 100% of Executive’s annual target bonus in the year of any termination, and continuation of Executive’s medical and dental insurance coverage for eighteen (18) months or until Executive has found employment, whichever occurs earlier. Such payment shall terminate this Agreement and Executive’s employment with the Company and the Bank in all respects.”

3.	Paragraph J.2 in its entirety is hereby deleted.

 4.    Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

5.

This Fourth Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and it shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

 6.    This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of California.

7.

The execution and delivery of this Fourth Amendment by the Executive, the Company and the Bank executing the Fourth Amendment have been duly authorized by the Company and the Bank, and this Fourth Amendment constitutes a legal, valid and binding agreement of the Executive, Company and the Bank in accordance with its respective terms.

  8.    Remaining Terms and Conditions. All remaining Terms and Conditions of the Agreement, as amended, shall remain in full force and effect between the Company, the Bank and Executive and are incorporated herein as if restated in full.

  IN WITNESS WHEREOF, the parties hereto have executed the foregoing Fourth Amendment effective as of the date first written above.

ROYAL BUSINESS BANK                                       “EXECUTIVE”

By: /s/ Christina Kao                                                   /s/ David R. Morris

Name: Christina Kao                                                   David R. Morris

Title:   Chair of the Board

By: /s/ Geraldine Pannu

Name: Geraldine Pannu

Title:   Secretary

RBB BANCORP

By: /s/ Christina Kao

Name: Christina Kao

Title:   Chair of the Board

By: /s/ Geraldine Pannu

Name: Geraldine Pannu

Title:   Secretary